AMENDMENT NO. 2 TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 2 (this “Amendment”) to Common Stock Purchase Warrant is entered into as of April 29, 2013, by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), and LMD Capital, LLC (“LMD”).

WHEREAS, the Company issued Common Stock Purchase Warrants to LMD pursuant to a Securities Purchase Agreement dated September 1, 2011, which were subsequently amended by Amendment No. 1 to Common Stock Purchase Warrant dated April 19, 2012 (the “September 2011 Warrants” and together with this Amendment, the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the September 2011 Warrants held by LMD to provide an extension of the Expiration Dates of each of the September 2011 Warrants held by LMD and to extend the anti-dilution protection of the September 2011 Warrants held by LMD for the life of the September 2011 Warrants.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

The Expiration Date of the September 2011 Warrants held by LMD shall be April 30, 2018.

2.

Section 9(c) of the September 2011 Warrants held by LMD shall be deleted in its entirety and replaced with the following:

(c) Subsequent Equity Sales. If, at any time while this Warrant is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock from the Company or any Subsidiary at an effective price per share that is lower than the then Exercise Price (such lower price, the “Base Exercise Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced to equal the Base Exercise Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 9(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 9(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Exercise Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Exercise Price in the Notice of Conversion. This Section 9(c) shall not apply to the issuance of Common Stock upon conversion of the 8% Senior Secured Convertible Debentures currently held by LMD Capital, LLC.

3.

Effect of Amendment.  Except to the extent the September 2011 Warrants is modified by this Amendment, the remaining terms and conditions of the September 2011 Warrants shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the September 2011 Warrants and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.
By: /s/ William Ogle Name: William Ogle Title: Chief Executive Officer

LMD CAPITAL, LLC By: /s/ Steven B. Solomon Name: Steven B. Solomon Title: Managing Member